Power of Attorney
I, Jack W. Schuler, 710 Medtronic Parkway, Minneapolis, MN 55432-
5604 do hereby appoint:

     David J. Scott, Senior Vice President, General Counsel and
Corporate Secretary
     Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN
55432-5604

     Richard F. Hamm, Jr., Vice President and Deputy General
     Counsel, Medtronic, Inc., 710 Medtronic Parkway,
     Minneapolis, MN 55432-5604

     Gary A. Nelson, Vice President, Risk Management and Legal
     Administrative Services Medtronic, Inc., 710 Medtronic
     Parkway, Minneapolis, MN 55432-5604

     Carol E. Malkinson, Senior Legal Counsel and Assistant
Secretary
     Medtronic, Inc. 710 Medtronic Parkway, Minneapolis, MN 55432-
5604

     As attorney-in-fact in my name, place and stead to act individually in any way which I myself could do, if I were personally present, with respect to the filing of reports as required under Section 16(a) of the Securities Exchange Act of 1934, including Forms 3, 4 and 5, and under Rule 144 of the Securities Act of 1933.

In Witness Whereof, I have hereunder set my name this 29 day of August, 2002.


                                /s/ Jack W. Schuler
                                Jack W. Schuler


                           Specimen Signature of Attorney(s)-in-Fact

                                /s/ David J. Scott
                                David J. Scott

                                /s/ Richard F. Hamm, Jr.
                                Richard F. Hamm, Jr.

                                /s/ Gary A. Nelson
                                Gary A. Nelson

                                /s/ Carol E. Malkinson
                                Carol E. Malkinson
STATE OF MINNESOTA  )
COUNTY OF ANOKA     )

The foregoing instrument was acknowledged before me this 29 day of August, 2002.

/s/ Sonja S. Bornus
Sonja S. Bornus